UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2005

ARCADIA RESOURCES INC.

(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200
Southfield, Michigan	48076
((Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     See description of Trinity Healthcare of Winston-Salem, Inc. and Comerica Bank credit facility reported in Item 2.03, below, which is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

     (a) Direct Material Financial Obligation.

     Effective February 18, 2005, Trinity Healthcare of Winston-Salem, Inc. (“Trinity”), a third-tier wholly-owned subsidiary of Arcadia Resources, Inc. (the “Company”), entered into a new credit facility with Comerica Bank. The agreement provides Trinity with a revolving credit facility of up to $2,000,000 and is due on demand with interest only due monthly at Comerica Bank’s prime rate plus a floating 0.5% annually. A $5,000 commitment fee was paid at closing and is payable annually thereafter. Borrowings shall not exceed 80% of the eligible accounts receivable of Trinity plus 30% of the value of inventory and rental equipment at certain Trinity locations. Trinity granted Comerica Bank a first priority security interest in all of its assets. SSAC, LLC, a second-tier subsidiary of the Company and Trinity’s sole shareholder, granted Comerica Bank a first priority security interest in and pledge of all of Trinity’s issued and outstanding common stock. The forms of Credit Facility Agreement, Master Revolving Note and Advance Formula Agreement are attached as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by this reference.

     Additionally, RKDA, Inc., a first-tier wholly-owned subsidiary of the Company, and SSAC, LLC, a wholly-owned subsidiary of RKDA, Inc., executed corporate guarantees to Comerica Bank over all indebtedness of Trinity. John E. Elliott, II, the Company’s Chairman and Chief Executive Officer and a director, and Lawrence R. Kuhnert, the Company’s President and Vice Chair of Finance and a director, each executed personal guaranties to Comerica Bank over all indebtedness of Trinity.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Resignation of Principal Officer.

     Bradley Smith resigned as Secretary of Arcadia Resources, Inc. (the “Company”) effective February 17, 2005. The resignation does not affect Mr. Smith’s terms and conditions of employment with the Company.

     (c) Appointment of Principal Officers.

     Effective February 17, 2005, the Company’s Board of Directors appointed Rebecca R. Irish as the Company’s Secretary. Ms. Irish continues in her position as the Company’s Chief Financial Officer. Her appointment as Secretary does not result in any change in her terms and conditions of employment or compensation. The information pertaining to Ms. Irish required by

Items 401(b), (d), (e) and Item 404(a) of Regulation S-K (17 CFR 229.401(b), (d), (e) and 229.404(a)) was reported by the Company on its Current Report on Form 8-K filed on January 12, 2005, which is incorporated herein by this reference.

Item 8.01 Other Events.

     Effective February 17, 2005, the Company’s Board of Directors appointed Cathy Sparling as the Company’s Assistant Secretary. Ms. Sparling continues in her position as Chief Operating Officer of Arcadia Services, Inc., a second-tier, wholly-owned subsidiary of the Company. Her appointment as Assistant Secretary does not result in any change in her terms and conditions of employment or compensation.

     As reported in the Company’s Current Report on Form 8-K filed on February 8, 2005 and Quarterly Report on Form 10-Q filed on February 14, 2005, the Company, beginning February 2, 2005, sold an aggregate of 5,000,000 shares of its common stock, at a price of $0.90 per share in a maximum $5,000,000 private offering, in private transactions to investors qualifying as accredited investors under Rule 501(a) of Regulation D. The aggregate consideration received from this private offering totaled $4,500,000, which the Company raised for acquisitions and new business ventures. The Company closed this offering on February 14, 2005.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     The following Exhibits are included as part of this Current Report and are incorporated herein by this reference:

10.1	Form of Credit Facility Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005.

10.2	Form of Master Revolving Note given by Trinity Healthcare of Winston-Salem, Inc. to Comerica Bank dated February 18, 2005.

10.3	Form of Advance Formula Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005.

99.1	Items 1.01 and 5.02(c) of the Company’s Current Report on Form 8-K filed on January 12, 2005, which are incorporated herein by this reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ John E. Elliott, II

John E. Elliott, II

Its: Chairman and
Chief Executive Officer

Dated: February 23, 2005

Exhibit Index

No.	Description
10.1	Form of Credit Facility Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005.

10.2	Form of Master Revolving Note given by Trinity Healthcare of Winston-Salem, Inc. to Comerica Bank dated February 18, 2005.

10.3	Form of Advance Formula Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005.